Exhibit 10.01

PERFORMANCE SHARES GRANT AGREEMENT

pursuant to the

LAUREATE EDUCATION, INC. (FORMERLY SYLVAN LEARNING SYSTEMS, INC.)

1998 STOCK INCENTIVE PLAN

1998 Stock Incentive Plan

Grantee: Douglas L. Becker

No. of Performance Shares:  166,000

AGREEMENT, effective as of January 1, 2004 (“Effective Date”), between Laureate Education, Inc. (the “Company”), and the Grantee.

WHEREAS, the Grantee is now in the employ of the Company or a subsidiary of or entity affiliated with the Company, called collectively the “Company” (as those terms are defined in the Plan) and the Company desires to have the Grantee remain in such employ or capacity and to afford the Grantee the opportunity to acquire stock ownership in the Company so that the Grantee may have a direct proprietary interest in the Company’s success; and

WHEREAS, the Company and its stockholders have approved the Laureate Education, Inc. (formerly Sylvan Learning Systems, Inc.) 1998 Stock Incentive Plan (the “Plan”) pursuant to which the Company may, from time to time, enter into stock-based award agreements with certain of its employees;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby mutually covenant and agree as follows:

1.                                       Definitions

                                                Under this Agreement, except where the context otherwise indicates, the following definitions apply:

(a)                                  “Account” means the bookkeeping account maintained for the Grantee pursuant to Section 3(b).

(b)                                 “Agreement” means the Performance Shares Grant Agreement and shall include the applicable provisions of the Plan, which is hereby incorporated into and made a part of this Agreement.

(c)                                  “Award Valuation Date” means February 28, 2004.

(d)                                 “Distribution Date” means the later of (i) six (6) months following the Grantee’s separation from service with the Company and all Affiliates (within the meaning of Section 409A of the Code) or (ii) thirty days following the Grantee’s termination or resignation from the Board; provided that the Distribution Date shall be no later than would be permitted under Section 409A of the Code and regulations thereunder.

(e)                                  “Dividend” means any dividend (other than in Common Stock) on Common Stock, or any distribution (other than in Common Stock) with respect thereto.

(f)                                    “Dividend Payment Date” means the payment date for a dividend or distribution with respect to Common Stock.

(g)                                 “Employment Agreement” means the Employment Agreement effective as of June 30, 2004, by and between the Company and Douglas L. Becker.

(h)                                 “Extraordinary Items of Income or Loss” means any amount of income, gain or loss included in the calculation of the net income of the Company that the Board, in its discretion, but acting in good faith, determines to be extraordinary; provided, however, in no event will the revenue or income from an acquisition be deemed to be extraordinary, to the extent revenue or income from such acquisition is consolidated and included with revenue and income of the Company for reporting purposes.

(i)                                     “Disabled” means a “Total Disability”, as defined in Section 6.3(b) of the Employment Agreement.

(j)                                     “Fiscal Year” means the fiscal year of the Company, which is currently January 1 through December 31.

(k)                                  “GAAP” means U.S. generally accepted accounting principles, consistently applied.

(l)                                     “Grant Date” means February 28, 2004.

(m)                               “Net Income” means for 2004 and later, Income (Loss) from continuing operations before cumulative effect of change in accounting principles as determined in accordance with GAAP and reflected in the Company’s Consolidated Statements of Operations in its filing with the SEC, but modified so as to exclude any Extraordinary Items of Income.  For 2003, Net Income shall be deemed to be $40,288,000.  Extraordinary Items of Loss shall be included in the calculation of Net Income

(n)                                 “Performance Share” means a bookkeeping entry that represents an amount equivalent to a share of Common Stock.

(o)                                 “Revenue” means gross revenue of the Company and determined in accordance with GAAP.  For 2003, the Revenue was $471,903,000.

(p)                                 “2004 Earnings Per Share Target” means $1.25 net earnings per share (on a fully diluted basis) determined in accordance with GAAP, but determined by excluding any Extraordinary Items of Income. Such amount reflects the earnings target established for the 2004 Fiscal Year.

Any capitalized term used herein that is not expressly defined in this Agreement shall have the meaning that such term has under the Plan unless otherwise provided herein.

2.                                       Grantee’s Agreement

In consideration of the Performance Shares granted to Grantee pursuant to this Agreement, the restrictive covenants contained in Section 5.2 of the Employment Agreement (as well of the provisions of Sections 5.4 and 5.5 of the Employment Agreement) are incorporated herein by reference and made a part hereof.  Such restrictive covenants (as incorporated herein) are designed to be separate from the restrictive covenants contained in such Employment Agreement and shall survive the termination or non-renewal of the Employment Agreement (so that the one year non-compete/non-solicitation covenants incorporated herein apply for the one year period following the Grantee’s termination of employment). The enforceability of such covenants (as incorporated herein) shall not be dependent on the enforceability of such restrictive covenants under the Employment Agreement.

3.                                       Grant of Performance Shares

(a)                                  Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Company hereby grants to the Grantee 166,000 Performance Shares as of the Grant Date.

(b)                                 Performance Shares granted to the Grantee shall be credited to the Grantee’s Account.  The Grantee’s Account shall be the record of Performance Shares granted to the Grantee hereunder and is solely for accounting purposes and shall not require a segregation of any assets of the Company.

(c)                                  If the Company pays any Dividend, the Grantee’s Account will be credited with the dollar value of the Dividend allocable to the Performance Shares (whether or not vested) that are credited to the Grantee’s Account.  As of December 31 of each year (or, if applicable, as of the last day of the month preceding the Distribution Date), the Grantee’s Account will be credited (or charged) as follows:

(i)                                     Cash Dividend

Cash Dividends shall be credited with annual interest at the prime rate published in the “Money Rates” table of The Wall Street Journal on the last business day of each calendar year (or, if applicable, as of the last business day of the month preceding the Distribution Date).

(ii)                                  Non-Cash Dividend

To the extent that the Company pays a non-cash Dividend and the property that comprises such non-cash Dividend consists of publicly traded securities or other property whose fair market value is readily determinable from available public sources (e.g., published valuations), the Account shall be credited (or charged) with the amount of any appreciation or depreciation in the value of such publicly traded securities or other property following the Dividend Payment Date, together with the value of any subsequent dividend or distribution with respect thereto.  To the extent that the non-cash Dividend (or dividend or distribution with respect thereto) consists of publicly traded securities, then the amount of appreciation/depreciation charged to the Account shall be based on the last reported sale price per share of such security, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the securities are not so listed or admitted to trading or included for quotation, the last quoted price, or if the securities are not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the securities are not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the securities as selected in good faith by the Administrator.  The determination of the value of other property shall be made based upon such available public source or sources as shall be selected in good faith by the Administrator. In no event shall this provision be construed as requiring the Company or the Administrator to secure an appraisal of any securities or other property.  In the event the value of any non-cash Dividend (or any portion thereof) (or dividend or distribution with respect thereto) is not readily determinable in accordance with the foregoing provisions, then the value of such non-cash Dividend (or dividend or distribution with respect thereto) shall be credited to the Account and with interest on the same basis as a cash Dividend (from the Dividend Payment Date or, if later, as of the last date on which the value of such non-cash Dividend was readily determinable in accordance with the foregoing provisions).

(d)                                 As of the Distribution Date, the amount of any Dividends (or dividend or distribution with respect thereto) credited to the Grantee’s Account (with respect to Performance Shares that are vested) shall be paid to the Grantee in cash.

(e)                                  The Grantee shall not have the rights of a stockholder with respect to any Performance Shares credited to the Grantee’s Account until shares of Common Stock have been distributed to the Grantee pursuant to Section 5, and the Grantee’s name has been entered as a stockholder of record on the books of the Company with respect to such distributed shares of Common Stock.

(f)                                    Nothing contained in the Plan or this Agreement, nor the grant of Performance Shares herein, shall be construed or deemed under any circumstances to obligate the Company to continue the employment of the Grantee for any period of time, and nothing in the Plan or this Agreement shall limit or restrict the right of the Company to terminate the Grantee’s employment at any time, for any reason, for or without cause (subject, however, to the terms of the Employment Agreement).

4.                                       Vesting

(a)                                  Time Vesting of Performance Shares.  Unless the Grantee’s right to the Performance Shares has earlier terminated pursuant to the provisions of this Agreement, the Grantee shall be vested in 2,305.5556 Performance Shares as of the last day of each month beginning on and after January 1, 2004 during which he is in the continuous employ of the Company.  In all events, the Grantee shall be fully vested in all Performance Shares on December 31, 2009 (provided that he has been in the continuous employ of Company from the January 1, 2004 through December 31, 2009).

(b)                                 Additional Vesting Upon Satisfaction of Performance Thresholds.  To the extent that the performance thresholds contained in this Section 4(b) are met for a Fiscal Year, then the Grantee shall become vested in an additional number of Performance Shares (up to the total grant of 166,000 Performance Shares) as follows:

(i)                                     Fiscal Year Performance Vesting

Unless the Grantee’s right to the Performance Shares has earlier terminated pursuant to the provisions of this Agreement or the Plan, to the extent that the performance criteria specified below are satisfied with respect to the applicable Fiscal Year, the Grantee shall become vested in the number of Performance Shares specified below.

(1)                                  FY 2004 – In addition to the shares already vested pursuant to Section 4(a) above, an additional 27,666.667 Performance Shares shall become vested on January 1, 2005 if, after giving effect to the compensation expense caused by the additional vesting provided in this Section 4(b)(i)(1), the Company meets its 2004 Earnings Per Share Target.

(2)                                  FY 2005 – In addition to the shares already vested pursuant to Section 4(a) and Section 4(b)(i)(1) above, an additional 27,666.667 Performance Shares shall become vested on January 1, 2006 if all of the following requirements have been met: (A) the Company met its 2004 Earnings Per Share Target, (B) the Company’s Revenue for 2005 exceeds its Revenue for 2004 by twenty percent (20%) or more, and (C) the Company’s Net Income for 2005 exceeds its Net Income for 2004 by twenty-five percent (25%) or more.

(3)                                  FY 2006 – In addition to the shares already vested pursuant to Section 4(a) and Section 4(b)(i)(1) and (2) above, an additional 27,666.667 Performance Shares shall become vested on January 1, 2007 if all of the following requirements have been met:  (A) the Company met its 2004 Earnings Per Share Target, (B) the Revenue/Net Income criteria specified in Section 4(b)(i)(2) above were met for 2005, (C) the Company’s Revenue for 2006 exceeds its Revenue for 2005 by twenty percent (20%) or more, and (D) the Company’s Net Income for 2006 exceeds its Net Income for 2005 by twenty-five percent (25%) or more.

(ii)                                  Cumulative Performance Vesting

Notwithstanding the foregoing, unless the Grantee’s right to the Performance Shares has earlier terminated pursuant to the provisions of this Agreement or the Plan, if the Company fails to attain the Fiscal Year performance criteria specified in Section 4(b)(i)(1), (2) and/or (3) above, the Grantee shall nevertheless vest in the number of Performance Shares specified below.

(1)                                  FY 2005 – In addition to the shares already vested pursuant to Section 4(a), on January 1, 2006 the Grantee shall become vested in an additional 55,333.333 Performance Shares (i.e., 33.333% of the original grant of 166,000 Performance Shares), less the number of additional Performance Shares (if any) that became vested on or before such date under Section 4(b)(i) above, if both of the following requirements have been met: (A) the Company’s Revenue for 2005 exceeds its Revenue for 2003 by forty-four percent (44%) or more, and (B) the Company’s Net Income for 2005 exceeds its Net Income for 2003 by fifty-six and one-quarter percent (56.25%) or more.

(2)                                  FY 2006 – In addition to the shares already vested pursuant to Section 4(a) above, on January 1, 2007 the Grantee shall become vested in 83,000 Performance Shares (i.e., 50% of the original grant of 166,000 Performance Shares), less the number of additional Performance Shares (if any) that became vested on or before such date under Section 4(b)(i) and/or Section 4(b)(ii)(1) above, if both of the following requirements have been met: (A) the Company’s Revenue for 2006 exceeds its Revenue for 2003 by seventy-two and eight tenths percent (72.8%) or more, and (B) the Company’s Net Income for 2006 exceeds its Net Income for 2003 by ninety-five and thirty-one one hundreds percent (95.31%) or more.

(3)                                  FY 2007 – To the extent not previously vested under Section 4(a), Section 4(b)(i) or Section 4(b)(i)(1) or (2) above, all remaining unvested Performance Shares shall become vested on January 1, 2008 (i.e., the Grantee will become 100% vested in all 166,000 Performance Shares) if both of the following requirements have been met: (A) the Company’s Revenue for 2007 exceeds its Revenue for 2003 by one hundred seven and thirty-six one hundreds percent (107.36%) or more, and (B) the Company’s Net Income for 2007 exceeds its Net Income for 2003 by one hundred forty-four and fourteen one hundreds percent (144.14%) or more.

(iii)                               Employment Requirement – Except as provided in Section 4(c) or 4(d) below, in order to become vested in accordance with subsections (i) or (ii) above, the Grantee must have been in the continuous employ of Company from January 1, 2004 through the close of business on the applicable January 1 vesting date.

(iv)                              Supplemental Nature of Performance Vesting – The vesting provisions contained in this Section 4(b) shall be in addition to (and not in lieu of) the vesting schedule contained in Section 4(a) above.  In no event shall the application of the additional vesting provided in this Section 4(b) (or any accelerated vesting under the remaining provisions of this Agreement) cause the Grantee to become vested in more than a total of 166,000 Performance Shares.

(c)                                  Acceleration of Vesting Upon Termination Due to Termination for Good Reason or Termination Without Good Cause.  Notwithstanding the provisions of Section 4(a) or 4(b), but subject to the terms of this Agreement and the Plan, upon the termination of the Grantee’s employment for “Good Reason” or without “Good Cause” (as those terms are defined in the Employment Agreement), the Grantee shall be vested in Performance Shares as follows:

(i)                                     If such termination occurs on or before the second anniversary of the Effective Date, then the Grantee shall become vested in a total of 110,666.667 Performance Shares. If, at the time of such termination, the Grantee is already vested in 110,666.667 Performance Shares, the accelerated vesting provisions of this Section 4(c)(i) shall not apply.

(ii)                                  If such termination occurs after the second anniversary of the Effective Date, then the Grantee shall become 100% vested in all 166,000 Performance Shares granted under this Agreement.

(d)                                 Performance Vesting For Fiscal Year of Death or Total Disability.  Notwithstanding the provisions of Sections 4(a) or 4(b), but subject to the terms of this Agreement and the Plan, if the Grantee’s employment is terminated by reason of death or Total Disability and the applicable performance threshold in Section 4(b)(i) or (ii) is met for the fiscal year in which such termination occurs, then, in addition to the shares already vested pursuant to Section 4(a) and Section 4(b) above, the Grantee shall become vested in an additional number of Performance Shares equal to the additional Performance Shares that would have become vested pursuant to Section 4(b)(i) or (ii) if the Grantee had been employed on the applicable January 1 vesting date multiplied by a fraction, (x) the numerator of which is the number of days during which the Grantee was employed during in the fiscal year of termination, (y) and the denominator of which is 365.

(e)                                  Vesting Upon Termination for Other Reasons.  No special vesting provisions shall apply if the Grantee’s employment with the Company ceases for any other reason (including, without limitation, (1) Good Cause; (2) a mutual agreement between the Company and the Grantee to terminate Grantee’s employment; (3) termination of the Executive’s employment pursuant to Section 6.1 of the Employment Agreement (non-renewal), or (4) resignation of the Grantee other than for Good Reason; as those terms are defined and described in the Employment Agreement).

5.                                       Distribution of Performance Shares

(a)                                  Upon the Grantee’s Distribution Date, the number of vested Performance Shares credited to the Account of the Grantee shall be converted into actual shares of Common Stock on a one-for-one basis.  Any vested fractional Performance Shares that cannot be converted into whole shares of Common Stock shall be distributed to the Grantee in cash.

(b)                                 Within ten (10) business days following the Grantee’s Distribution Date, the Company shall distribute to the Grantee the number of shares of Common Stock and cash determined in accordance with Section 5(a) (net of any withholding required under applicable law and not paid by the Grantee in cash pursuant to Section 16).

(c)                                  If the Grantee is subject to liability under section 16(b) of the Securities and Exchange Act of 1934 on the Distribution Date and makes an election in a timely manner under Section 83(b) of the Code to recognize income for tax purposes, the Grantee shall notify the Company within thirty (30) days of making such election.

6.                                       Grantee

Whenever the word “Grantee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom Performance Shares credited to the Account of the Grantee may be transferred by will or by the laws of descent and distribution, the word “Grantee” shall be deemed to include such person.

7.                                       Assignability

No amount payable to the Grantee hereunder (including, without limitation, Performance Shares credited to the Grantee’s Account) shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution.  No amount shall be payable to anyone other than the Grantee during the Grantee’s lifetime.  No assignment or transfer of any amount payable to the Grantee under this Agreement (including, without limitation, shares of Common Stock payable on the Distribution Date), whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to assign or transfer any amount payable hereunder, this Agreement shall terminate and be of no force or effect.

8.                                       Unfunded Plan

(a)                                  Obligations of the Company.  The obligation of the Company to make payments with respect to Performance Shares granted hereunder shall be interpreted solely as an unfunded contractual obligation to make such payments in the manner and under the conditions prescribed under this Agreement.  Any assets set aside with respect to amounts payable under this Agreement shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of the provisions of the Plan or this Agreement, have any interest in such assets. In no event shall any assets set aside (directly or indirectly) with respect to amounts payable under this Agreement be located or transferred outside the United States.

(b)                                 Rights of the Grantee.  Neither the Grantee nor any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Agreement, and the Grantee or any such other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan or this Agreement.

9.                                       The Company’s Rights

The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.                                 Recapitalization; Merger and Consolidation

Other than pursuant to any conversion rights set forth in the charter of the Company, if the shares of the Company’s Common Stock as a class are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kinds of securities covered by outstanding units of Performance Shares, and in the value of outstanding Performance Shares thereof granted prior to any such change.  The foregoing adjustment shall be made in a manner that will cause the intrinsic value of each outstanding unit of Performance Shares immediately after the applicable transaction to be equal to the intrinsic value of each such outstanding unit of Performance Shares immediately before the applicable transaction.

11.                                 Preemption by Applicable Laws or Regulations

Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Common Stock to the Grantee, any law, regulation or requirements of any governmental authority having appropriate jurisdiction shall require either the Company or the Grantee to take any action prior to or in connection with the issuance of such Common Stock, the issuance of such shares of Common Stock shall be deferred until such action shall have been taken.

12.                                 Resolution of Disputes

Subject to Section 5.4 of the Employment Agreement (which has been incorporated herein by reference with respect to the restrictive covenants contained in Section 2) and Section 13, and to the extent permitted by the Plan (and not inconsistent with the provisions of Section 2(f) thereof), disputes or disagreements which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined pursuant to the arbitration provision in Section 7.1 of the Employment Agreement, and the determination of such arbitration shall be binding upon the Company, the Grantee and the Administrator. To the extent permitted by (and not inconsistent with) the terms of the Plan, the Administrator (as defined in the Plan) hereby determines (in accordance with Section 3(f) of the Plan) that the procedures for resolving disputes that are contained in above referenced sections shall apply and be binding for purposes of this Agreement.

13.                                 Claims Procedure

(a)                                  Claims for Deferred Compensation.  The Company and the Grantee hereby agree that the purpose of this Agreement is to provide supplemental benefits to the Grantee in the form of deferred compensation.  For purposes of Title I of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), this Agreement is intended to constitute an unfunded plan maintained for the purpose of providing deferred compensation for the Grantee.  Any claim for compensation hereby by the Grantee shall be made in writing to the Administrator.  If such claim for compensation is wholly or partially denied, the Administrator shall, within ninety (90) days after receipt of the claim, notify the Grantee of such denial (unless the Administrator determines that special circumstances require an extension of time for processing the claim).  Such notice of denial shall be in writing, shall be delivered to the Grantee in writing or by electronic notification, shall be expressed in a manner calculated to be understood by the Grantee and shall contain (1) the specific reason or reasons for denial of the claim, (2) reference to the specific provisions of this Agreement and/or the Plan upon which the denial is based, (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (4) an explanation of the claim review procedure, as specified under the provisions of this Section 13.  Furthermore, if notice of the denial of a claim is not furnished by the Administrator to the Grantee in accordance with the provisions of this Section 13, the claim shall be denied and the Grantee shall be permitted to proceed to the review stage provided in this Section 13.

(b)                                 Request for Review of Denial.  In the event that a claim for compensation by the Grantee is denied, the Grantee may (1) file with the Administrator a written request that the

Administrator conduct a full and fair review of the denial of the claim for compensation and (2) review any documents pertinent to such request.  Such request shall be delivered to the Administrator within sixty (60) days after the receipt by the Grantee of the written notice of denial of the claim, or such later date as shall be reasonable taking into account the nature of the claim and any other attendant circumstances.  Such review shall (i) provide the Grantee with the opportunity to submit written comments, documents, records and other information relating to the claim for compensation; (ii) provide the Grantee, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for compensation; and (iii) take into account all comments, documents, records or other information submitted by the Grantee relating to the claim for compensation, without regard to whether such information was submitted or considered in the initial determination of compensation.

(c)                                  Decision on Review of Denial.  The Administrator shall deliver to the Grantee a written decision on any claim filed hereunder within sixty (60) days after the receipt of the aforesaid request for review (unless the Administrator determines that special circumstances require an extension of time for processing the claim).  Such decision shall (1) be expressed in a manner calculated to be understood by the Grantee, (2) include specific reasons for the decision, (3) contain specific references to the pertinent provisions of this Agreement upon which the decision is based; (4) contain a statement that the Grantee is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Grantee’s claim for compensation, (5) contain a statement describing any voluntary appeal procedures offered by this Agreement, and (6) contain a statement describing the rights of the Grantee under Section 12 ..  Furthermore, in the event that the Administrator fails to furnish its decision on review within the applicable time period to the Grantee, the Grantee shall be deemed to have exhausted the administrative claims procedures under this Section 13 and shall be entitled to pursue resolution pursuant to Section 12.

14.                                 Amendments

This Agreement may be amended only by written agreement signed by both parties. No modification to the Plan that would materially adversely affect the terms of this Agreement shall apply to this Agreement without the written approval of the Grantee; provided, however, modifications to the Plan that are dictated by requirements of federal or state laws applicable to the Company shall not be deemed to adversely affect the terms of this Agreement.

15.                                 Notice

Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows:  to the Company or the Administrator at 1001 Fleet Street, Baltimore, Maryland 21202 (Attention: Office of the Secretary/Legal Department), or at such other address as the Company or the Administrator, by notice to the Grantee, may designate in writing from time to time; to the Grantee, at his or her address as shown on the records of the Company, or at such other address as the Grantee, by notice to the Secretary of the Company, may designate in writing from time to time.

16.                                 Tax Withholding

The Company shall have the right to charge the Grantee’s Account (or, to the extent permitted by law, to deduct from any other amount payable to the Grantee, including, without limitation any salary or bonus) any federal, state, local taxes (including, without limitation, income taxes and the Grantee’s portion of any employment taxes) or other amounts which it deems are required by law to be withheld.  In addition, the Company may retain a sufficient number of shares of Common Stock to be issued to the Grantee to cover all such required withholding.  Notwithstanding the forgoing, in lieu of having such required withholding deducted from other amounts due, the Grantee may direct the Company to reduce the number of vested Performance Shares and/or Dividends allocated to the Grantee’s Account or otherwise retain a sufficient number of shares of Common Stock to be issued to the Grantee to cover any or all such required withholding.

17.                                 Governing Law

All matters relating to this Agreement shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws, except to the extent preempted by the laws of the United States.

18.                                 Construction

This Agreement has been entered into in accordance with the terms of the Plan, and wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

19.                                 General

The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of Common Stock of the Company as will be sufficient to satisfy the requirements herein and shall pay all original issue and transfer taxes with respect to the issue and transfer of shares of Common Stock of the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith.  From time to time the Company will use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company shall be applicable thereto.

20.                                 Regulatory Compliance

No Common Stock shall be issued hereunder until the Company has received all necessary regulatory approvals and has taken all necessary steps to assure compliance with federal and state securities laws or has determined to its satisfaction and the satisfaction of its counsel that an exemption from the requirements of the federal and applicable state securities laws are available.

21.                                 Genders

The use of either gender herein shall be deemed to be or include the other gender and the use of the singular herein shall be deemed to be or include the plural and vice versa, wherever appropriate, unless the context clearly indicates otherwise.

22.                                 Headings

The headings and other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this

Agreement.  References in this Agreement to any Section or Sections are references to a Section or Sections of this Agreement, unless expressly stated otherwise.

23.                                 Incorporation of Plan

This Agreement is entered into under the applicable provisions of the Plan which is attached hereto and made a part hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and its seal to be affixed hereto, and the Grantee has hereunto set the Grantee’s hand and seal, all on the day and year first above written.

LAUREATE EDUCATION, INC.

	By:	/s/ Robert W. Zentz
Robert W. Zentz, Sr. Vice President

Date:

[SEAL]
GRANTEE:

	/s/ Douglas L. Becker	(SEAL)
Douglas L. Becker
Date: